November 8, 2006

Thomas Equipment, Inc.
1818 North Farwell Avenue
Milwaukee, Wisconsin 53202

Re:  Forbearance and Modification Agreement

Ladies and Gentlemen:

Reference is made to the Securities Purchase Agreement dated as of April 19, 2005 (the “Purchase Agreement”) among Thomas Equipment, Inc., a Delaware corporation (the “Company”), the undersigned (the “Investor”) and certain other parties, the Company’s Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Certificate of Designation”), and the common stock purchase warrants issued to the Investor in connection with the Purchase Agreement (the “Warrant”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

In consideration for the various agreements below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Simultaneously with the execution and delivery of this Agreement, Section 6(b) of the Certificate of Designation shall be amended to read in its entirety as follows:

”(b) Conversion Price. The conversion price for the Preferred Stock shall equal $0.125 (the “Conversion Price”), subject to adjustment herein.”

2. Section 2(b) of each the Warrant and the additional common stock purchase warrant issued to the Investor in June 2006 is hereby amended to read in its entirety as follows:

”(b) Exercise Price. The exercise price of the Common Stock under this Warrant shall be $0.125, subject to adjustment hereunder (the “Exercise Price”).”

3. Simultaneously with the execution and delivery of this Agreement, the Company shall issue new common stock purchase warrants (the “New Warrants”) to the Investor, in the form of Exhibit A hereto. 50% of such New Warrants shall have an exercise price of $0.125 and 50% of such New Warrants shall have an exercise price of $0.01. The New Warrants shall be exercisable into _______________________ shares of the Company’s common stock (“Common Stock”).

4. Simultaneously with the execution and delivery of this Agreement, the Company shall enter into a registration rights agreement with the Investor (the “New Registration Rights Agreement”), in the form of Exhibit B hereto. The additional shares of Common Stock issuable upon conversion of the Preferred Stock as a result of the provisions of Section 1 of this Agreement and upon exercise of the New Warrants shall be subject to the New Registration Rights Agreement.

5. The Company acknowledges that all of the shares of Common Stock issuable upon conversion of the Preferred Stock and the exercise of the Warrants (including, in each case, the additional shares of Common Stock so issuable as a result of the provisions of Section 1 of this Agreement) shall be “Registrable Securities” for the purposes of the Registration Rights Agreement, dated April 19, 2005, among the Company and the stockholders of the Company party thereto. Accordingly, the Company agrees to prepare and file with the Commission (as defined below) within 120 days of the date hereof such amendments to the registration statement and the prospectus used in connection therewith covering the resale of the shares issuable upon conversion of the Preferred Stock and exercise of the Warrant (the “Current Registration Statement”) as may be necessary to keep such registration statement continuously effective until all of the shares owned by the Investor and required to be registered for sale thereunder have been sold or may be sold without volume restrictions pursuant to Rule 144(k) as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent and the Investor.

6. Promptly following the execution and delivery of this Agreement, the Company shall take such actions as may be necessary to effectuate changes to the capitalization of the Company as set forth in Exhibit C attached hereto. In connection therewith, the irrevocable proxy agreement in the form of Exhibit D attached hereto, executed by Farwell Equity Partners LLC, David Marks and Frank Crivello, who collectively hold a majority of the issued and outstanding shares of the Company, shall be delivered to the Investor.

7. Certain Triggering Events have occurred and are continuing under the Certificate of Designation by virtue of, among other things: (1) the Company’s failure to pay accrued dividends when due; and (2) the creditor protection proceedings undertaken by the Company’s operating subsidiaries (the “Existing Triggering Events”). The Existing Triggering Events entitle the Investor to immediately enforce all the rights and remedies set forth in the Certificate of Designation, including, but not limited to, the right of the Investor to seek cash redemption of amounts due under the Certificate of Designation and otherwise. The Company acknowledges and agrees that the Investor is not in any way agreeing to waive such Existing Triggering Events as a result of this Agreement or the performance by the parties of their respective obligations hereunder and the Investor expressly reserves its rights and remedies in regards thereof. Subject to the conditions contained herein and performance by the Company of all of the terms of this Agreement, the Investor agrees to forbear from enforcing the remedies set forth in Section 9 of the Certificate of Designation with respect to the Existing Triggering Events for a period of six months from the date hereof (the “Forbearance Period”). Notwithstanding the foregoing, the Forbearance Period shall immediately expire and be of no further force or effect upon the earliest to occur of (i) any default under this Agreement, (ii) the acceleration of the maturity of any indebtedness for borrowed money in excess of $50,000 owed by the Company or any subsidiary, or (iii) a material adverse change in the Company’s business or operations taken as a whole. This forbearance shall not be construed as an agreement by the Investor to forbear from exercising any of its rights or remedies under the Certificate of Designation with respect to any Triggering Events other than the Existing Triggering Events.

8. Representations of Investor. The Investor hereby makes the representations and warranties set forth below to the Company:

8.1 Reliance on Exemptions. The Investor acknowledges that this transaction has not been reviewed by the United States Securities and Exchange Commission or any state agency because it is intended to be a nonpublic offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and state securities laws. The Investor understands that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemption and the eligibility of the Investor to acquire the New Warrants.

8.2 Investment Purpose. Except as otherwise provided in Section 4 (a) above, Investor represents that the New Warrants are being acquired for its own account, for investment purposes only and not for distribution or resale to others in contravention of the registration requirements of the Securities Act. The Investor agrees that it will not sell or otherwise transfer the New Warrants and the Warrant Shares unless they are registered under the Securities Act or unless an exemption from such registration is available.

8.3 Accredited Investor. The Investor represents and warrants that it is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

8.4 Legends. The Investor understands that the certificates representing the New Warrants and the shares of Common Stock issuable upon exercise thereof, until such time as they have been registered under the Securities Act, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates or other instruments):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN A REASONABLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS, OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

8.6 Insufficient Authorized Shares. The Investor acknowledges that the Company does not have a sufficient number of authorized but unissued shares of Common Stock as of the date hereof to effectuate the conversion of all shares of Preferred Stock, Warrants and or New Warrants. The Company undertakes to prepare, file with the SEC not later than February 5, 2007, and distribute a proxy statement which seeks approval from the Company’s stockholders to (i) increase in the Company’s authorized shares of Common Stock to 250,000,000 shares, (ii) obtain aproval for the issuance of more than 20% of the Company’s outstanding Common Stock, if required, and (iii) reverse split the Company’s outstanding shares of Common Stock on a one for 25 basis (collectively, the “Proxy Matters”). Until such time as the Proxy Matters are approved by the Company’s stockholders and appropriate amendments to the Company’s certificate of incorporation are implemented, the Investor agrees and acknowledges that it may not be able to convert shares of Preferred Stock or or New Warrants for the full number of shares of Common Stock issuable upon the conversion or exercise thereof.

9. Representations of Company. The Company hereby makes the representations and warranties set forth below to the Investor:

9.1 Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of this Agreement, the New Warrants and the New Registration Rights Agreement (the “Transaction Documents”) and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith other than in connection with the Required Approvals (as defined below). Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

9.2 No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the other transactions contemplated thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected.

9.3 Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing of a Current Report on Form 8-K, (ii) the filing with Securities and Exchange Commission (the “Commission”) of the registration statement meeting the requirements set forth in the New Registration Rights Agreement and covering the resale of the shares of Common Stock by the Investor as provided for in the New Registration Rights Agreement, and (iii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

9.4 Issuance of the Securities. The New Warrants are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The shares of Common Stock issuable upon exercise of the New Warrants, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company. Subject to the other provisions hereof, the Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Warrant Shares at least equal to the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, on the date hereof. The Company has not, and to the knowledge of the Company, no Affiliate of the Company has sold, offered for sale or solicited offers to buy or otherwise negotiated in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the New Warrants in a manner that would require the registration under the Securities Act of the sale of the New Warrants to the Investor.

9.5 Private Placement. Assuming the accuracy of the Investor representations and warranties set forth in Section 8, no registration under the Securities Act is required for the issuance of the New Warrants by the Company to the Investors as contemplated hereby.

10. Miscellaneous

10.1 Entire Agreement; Amendment. This Agreement supersedes all other prior oral or written agreements between the Investor and the Company with respect to the matters discussed herein and therein, and this Agreement contains the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and the Investor.

10.2 Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

10.3 Governing Law; Jurisdiction; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in New York County, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it at the end of this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereby irrevocably waives any right it may have, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection with or arising out of this Agreement or any transaction contemplated hereby.

10.4 Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

10.5 Successors And Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns and may not be assigned without the written consent of all other parties hereto.

10.6 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

10.7 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

10.8 Counterparts. This Agreement may be executed in one or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

10.9 Survival and Indemnification. The representations and warranties contained herein shall survive the consummation of the transactions contemplated by this Agreement for the Applicable statute of limitations. Each party agrees to indemnify and hold harmless the other parties from any and all losses, claims, damages, liabilities, costs (including, without limitations, reasonable attorneys’ fees) and expenses incurred by such other parties as a result of any breach of the representations, warranties and covenants made by such party. All covenants contained herein which, by their terms, are not fully performed on the date of the consummation of the transactions contemplated by this Agreement shall survive such date until fully performed.

10.10 Expenses. The Company shall pay the reasonable expenses of the Investor’s counsel incurred in connection with the consummation of the transactions contemplated by this Agreement.

INVESTOR:

By:
Name:
Title:

Address:

CONSENTED AND AGREED TO: THOMAS EQUIPMENT, INC.

By:
Name: Michael S. Luther
Title: Chief Restructuring Officer